                                                                    EXHIBIT 10.7

NOTE: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                SUPPLY AGREEMENT

This Supply agreement (the "Agreement") is made by and between ALCATEL, a French societe anonyme having its registered office at 54 rue La Boetie 75008 Paris, France and AVANEX CORPORATION, a Delaware corporation having its principle place of business at 40919 Encyclopedia Circle, Fremont, California 94538, U.S.A. ("Supplier").

WHEREAS

The Parties, along with Corning Incorporated, are parties to a Share Acquisition and Asset Purchase Agreement (as defined hereinafter) pursuant to which, among other things, Supplier is purchasing or otherwise acquiring all of the issued and outstanding stock of Optronics France. In connection with such stock purchase, Alcatel and Supplier agreed to enter into a supply agreement in which Supplier would sell, and Alcatel would purchase, certain products. The parties hereby enter into this Agreement in order to effectuate such purchase and sale.

NOW THEREFORE, in furtherance of the foregoing recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties agree as follows.

Article 1 Definitions Except as otherwise defined below, initially capitalized terms used herein shall have the definitions assigned to such terms in the Share Acquisition and Asset Purchase Agreement.

         AFFILIATED COMPANIES : shall mean, as to any specified party, any other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified party; provided, however, that the term "Affiliate" shall not include any entity of which a party or its Subsidiaries hold fifty percent (50%) or less of the outstanding equity securities so long as such party or its Subsidiaries hold fifty percent (50%) or less of the seats on the governing board of such entity.

         ALCATEL COMPETITOR : shall mean those entities listed on Exhibit 3.

         SUPPLIER COMPONENT: means any product offered by Supplier or by any Supplier Affiliated Company,

         OPTO-ELECTRONIC COMPONENTS, OR COMPONENTS : means any optic components for optical signal based devices, whether terrestrial or submarine used in the transmission, conveyance, receipt of information (e.g. data, voice, pictures, music, etc.), through analog wavelength signals (e.g. optical detectors, signal lasers, pump lasers, optical amplifiers, optical transmitters, transceivers and transponders, optical filters, multiplexers, couplers) used as such or embedded into processing optical module.

         "SUBSIDIARY" shall mean, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

         SUPPLIER ACCESSIBLE MARKET (SAM): means the aggregate amount of Opto-electronic components procured during a specified period of time by Alcatel and its Affiliated Companies, either directly or indirectly through CMs and LSPs, which components are offered by Supplier and qualified into Alcatel products, including Dispersion Compensation Modules (DCM).

         EFFECTIVE DATE: has the meaning assigned to such term in Article 7 hereof.

Article 2  Purchase

2.1 Minimum Purchase. During each Period during the term of this Agreement, Alcatel will purchase from Supplier seventy percent (70%) of the SAM (the "Minimum Purchase").

         Such Components shall be purchased from Supplier and/or Supplier Affiliated Companies by Alcatel, its Affiliated Companies and/or their contract manufacturers (CMs) and/or their logistic service providers
         (LSPs).

         The Minimum Purchase will be measured over each 12 month period ending on the anniversary of the Effective Date (each a "Period").

         If during the term of this Agreement, Supplier introduces any new Component, Alcatel will consider the integration of such Component, subject to Supplier being willing and able to supply on competitive terms in accordance with Section 2.3, into any relevant application of Alcatel or its Affiliated Companies, either existing or currently in development. If this integration is accepted and requires an additional substantial research and development effort from Alcatel, the parties will discuss in good faith the most appropriate means and contributions of each party.

2.2 In connection with the calculation of the Minimum Purchase, Supplier shall communicate to Alcatel, promptly after the end of each Period, the actual billings of Supplier and/or Supplier Affiliated Companies to Alcatel Affiliated Companies, their CMs and their LSPs for Components during such year and Alcatel shall communicate in writing to Supplier, promptly after the end of each Period, the SAM for such Period.

         At the end of each Period, if the amount of Alcatel's cumulative purchases are less than [*] percent ([*]%) of the Minimum Purchase (i.e. [*] percent ([*]%) of the SAM), then Alcatel shall pay to Supplier an amount equal to [*] percent ([*]%) of the short-fall (each a "Periodic Payment"); provided that if, at the end of the third Period, the aggregate, cumulative purchases of Opto-electronic Components during such three Periods is less than [*] percent ([*]%) of the aggregate, cumulative SAM for all three Periods, Alcatel shall at its election either: (i) pay the amount of such shortfall within [*] after Supplier's invoice therefor or (ii) make up such shortfall in the next succeeding Period upon mutual agreement between the parties to extend the term of this Agreement for such an additional Period.

         If the amount of Alcatel's cumulative purchases during any Period (including excess amounts from prior Periods) exceeds the Minimum Purchase, then the excess shall be included in the amount of purchases made in the subsequent Period.

2.3 In the event Alcatel can demonstrate that Supplier (i) has [*] or (ii) has [*] or (iii) has discontinued any Components previously purchased by Alcatel and still requested by Alcatel, then the purchase of those Components by Alcatel, its Affiliated Companies, CMs and LSPs from third parties will be deemed purchased from Supplier and shall be taken into account in determining Alcatel's fulfillment of the purchase obligation set forth in this Article 2; provided that with respect to [*].

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4 In the event Supplier has discontinued a Component and Alcatel still desires to purchase such Component as contemplated under subsection 2.3(iii) above, Alcatel's purchase of such Component from a third party supplier shall count towards fulfillment of the Minimum Purchase in an amount equal to Supplier's invoice price to Alcatel for the relevant Component, multiplied by the number of such Components purchased by Alcatel from the third party supplier.

2.5      Sale of Business

2.5.1 Subject to Supplier's obligations under Section 4.5, in the event of any (i) change in the ownership of the voting shares of Supplier, resulting in the ownership of more than 50% of such voting shares by an Alcatel Competitor, (ii) merger of Supplier with an Alcatel Competitor, or (iii) sale of 50% or more of the assets or the business of Supplier to an Alcatel Competitor, then this Agreement shall terminate on notice from Alcatel to Supplier.

2.5.2 In the event of the sale or transfer by Supplier of a specific product line that includes at least one commercially released product purchased under this Agreement to a third party, then products of such product line shall not be required to be purchased by Alcatel hereunder, or included in the SAM or the Minimum Purchase obligation.

2.5.3 If, during the term of this Agreement, Alcatel or an Alcatel Affiliated Company intends to sell all or any part of a product line which uses Components, or a portion of its or their business, to a third party buyer, Alcatel shall notify Supplier of such intended sale as soon as is reasonably practicable and Alcatel shall provide for the valid assignment or replication of all rights and obligations under this Agreement related to the product line or business being sold, provided that Alcatel shall not have any joint and several liability with such third party to Supplier arising after the date of such assignment or replication.

2.6      If during the term of this Agreement,

         (i) Supplier ceases substantially all performance of its material obligations under this Agreement, or ceases substantially all of the manufacture and sale of any Components;

         (ii) Supplier shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or

         (iii) Any involuntary case, proceeding or other action against Supplier shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action is not dismissed within thirty (30) days;

then, on immediate, written notice to Supplier (a) in any case or proceeding described under clauses (ii) or (iii) involving a petition or case under the U.S. Bankruptcy Code, if (A) Supplier has "rejected" this Agreement as such term is understood under the U.S. Bankruptcy Code, or its equivalent under any other applicable bankruptcy or creditor laws under which such proceedings are commenced, or (B) Supplier seeks requisite approvals to commence actions for, or likely to result in, the liquidation of substantially all of Supplier's assets, then, notwithstanding Supplier's continued performance of this Agreement in accordance with its terms, Alcatel may [*] or (b) in any other case described above, Alcatel may [*]. Notwithstanding the foregoing, if clauses (ii) or (iii) above are applicable, then within five (5) business days following a written request by Alcatel, Supplier shall file a motion to "assume" the Agreement (including the cure of any default then existing hereunder and demonstration of adequate assurance of future performance) pursuant to 11 U.S.C. Section 365(a), and shall use its reasonable best efforts to cause the court to enter an order granting such relief not later than thirty (30) days following the filing of such motion. Without in any manner limiting or waiving Supplier's obligations contained in the preceding sentence, if Supplier fails to comply with such obligations, then in recognition of Alcatel's need under such circumstances to promptly obtain appropriate assurances of Supplier's ability to perform hereunder, which need for such assurances Supplier acknowledges, then Alcatel shall, without limiting all of its rights under the U.S. Bankruptcy Code or the applicable law, have the right to request expedited consideration of a motion authorizing and directing Supplier's immediate assumption of the

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement pursuant to 11 U.S.C. Section 365(a) or seeking such other relief as may be appropriate under the circumstances, and Supplier shall consent to, and not contest, the entry of an order granting such relief to Alcatel.

2.7 The Parties hereby agree and acknowledge that Alcatel's payment as set forth under section 2.2 shall constitute the sole rights and remedies of Supplier to Alcatel regarding its obligation to make the Minimum Purchase for any Period, exclusive of any other compensation whatsoever.

Article 3 Research and Development

3.1 During the term of the Agreement, Alcatel will communicate to Supplier its vision and strategic directions for future applications and evolution of its future optical components requirements. Alcatel will also communicate to Supplier, on a preferred supplier basis, any request for information ("RFI") or quotation ("RFQ"). Supplier will communicate to Alcatel its vision and strategic directions in the field of optical technologies and/or components.

         The Parties will jointly identify new strategic design and opportunities of collaboration in the areas of interest for both Parties. Consequently Supplier will make reasonable efforts to develop such products and/or technologies to fit Alcatel's needs, as are discussed in the Steering Committee, and mutually agreed between the Parties.

         Nothing in this Section 3.1 shall be deemed to require either party to
         (i) disclose any Confidential Information of such party, or (ii) to accept any Confidential Information of the other party, in each case with respect to strategic directions, applications or opportunities.

         Supplier shall be the preferred supplier of Alcatel and Alcatel Affiliated Companies for any new design of Components.

3.2 Subject to other applicable agreements with any third Party, Supplier will give to Alcatel early access to new technologies and products, and Alcatel will evaluate and provide Supplier with evaluation results of new Supplier technologies and/or products, as discussed in the Steering Committee, and as mutually agreed between the parties.

3.3 For any new designs mutually agreed to in writing by the parties, Supplier shall use reasonable efforts to offer to Alcatel and Alcatel Affiliated Companies short prototyping manufacturing cycle time.

3.4      [*]

Article 4 Guaranty of supply and price

4.1 With respect to those Components a complete list of which is set forth in Exhibit 1A hereto, the Parties agree as follows :

         (i) Supplier will secure for Alcatel and its Affiliated Companies the manufacturing capability of the Components listed in
                  Exhibit 1A during the term of this Agreement;

         (ii) Supplier will sell and deliver to Alcatel and/or its Affiliated Companies, in accordance with Alcatel needs, the Components listed in Exhibit 1A during the term of this Agreement;

         (iii) Supplier will not [*] without the prior written consent of Alcatel and/or its Affiliated Companies, which shall not be unreasonably withheld;

         (iv)     Supplier will not [*] during the term of this Agreement.

         (v) In case discontinuance of a Component is due to a third party component phase out, Supplier will use its best efforts to maintain product availability. Each party hereby acknowledges and agrees that any increase or decrease in the price of the relevant Component based on such procurement shall be reflected and cause an adjustment to the prices for the relevant Component as set forth in Exhibit 1A.

4.2 In case Alcatel and/or its Affiliated Companies reasonably require technical modification to any Components listed in Exhibit 1, Supplier and Alcatel shall agree to such technical modification pursuant to a mutually executed engineering change order ("ECO").

4.3 Subject to Section 4.1(v), Supplier will sell to Alcatel and/or the Affiliated Companies of Alcatel, and Alcatel and/or the Affiliated Companies of Alcatel will purchase, the Components listed in Exhibit 1 hereto at prices which will not exceed the prices indicated in Exhibit 1, provided volumes are consistent with volumes purchased prior to the date of this Agreement.

 [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.4 Supplier hereby grants Alcatel and its Affiliated Companies a preferential customer status [*].

4.5 If Supplier sells all or part of the Assets as defined in 2.5 above to any third party during the term of this Agreement, then Supplier undertakes to condition such sale of Assets on the acquiring third party agreeing to be bound by the same obligations as those set forth in this article 4, provided that Supplier shall not have any joint and several liability with such third party to Alcatel arising after the date of such assignment or replication.

Article 5 Terms and conditions of purchase

         The terms and conditions of purchase shall be those set forth in the frame purchase agreement attached as Exhibit 2. In the event of any contradictions between the terms and conditions of this Agreement and the frame purchase agreement, the terms and conditions of this Agreement shall prevail.

Article 6  Steering Committee

6.1 As soon as practicable after the effective date of this Agreement, the Parties shall establish a Steering Committee to monitor the performance of this Agreement and to discuss future product strategy.

6.2 The Steering Committee shall be composed of an equal number of representatives of Alcatel and Supplier. The representatives will be appointed among senior executives of each party, and the parties will appoint the first members of the steering committee as soon as practicable after the Share Acquisition Closing.

6.3 The Steering Committee will meet at least quarterly (or whenever necessary as may be mutually agreed between the Parties) in Alcatel or Supplier premises.

6.4 The Steering Committee shall not have any authority to take binding decisions on behalf of either Party or to represent or bind the Parties, including but not limited to dealings with any third parties. All decisions of the Steering Committee will be taken on the basis of mutual agreement.

 [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 7  Term

         This Agreement shall take effect at the "Share Acquisition Closing" as such term is defined in the Share Acquisition and Asset Purchase Agreement (the "Effective Date") and shall continue for a term of three
         (3) years after the Share Acquisition Closing.

Article 8  Applicable Law - settlement of dispute

         This Agreement shall be governed by the laws of France. Any dispute arising out of this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with said Rules, New York City, New York. The arbitration, agreements, evidence and any other materials used by either party in the course of making their case before such arbitrators will be in the English language.

Article 9  Miscellaneous

         This Agreement and the Exhibits and the Share Acquisition and Asset Purchase Agreement, and any and all attachments thereto, embody the entire understanding of the Parties relating to the subject matter hereof and supersede any prior oral or written agreement, materials, communications or other understandings between the Parties

         In case of discrepancies between this Agreement and its Exhibits, this Agreement shall prevail

         No amendment shall be valid and binding upon the Parties unless it is made in writing and signed by their respective duly authorized representatives.

         This Agreement is, and shall otherwise be deemed to be, an agreement "supplementary to" the Intellectual Property Licensing Agreement between Alcatel and Supplier.

Article 10 Assignment

         Neither Party shall be permitted to assign this Agreement or any rights or obligations herein (by operation of law or otherwise) without the prior written consent of the other Party, and any such attempted assignment shall be void; provided, however, subject to the other provisions of this Agreement, that either Party may assign this Agreement in its entirety and all of its associated rights and obligations without such consent in connection with the sale of all or substantially all of the business to which this Agreement relates. Without limiting the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the Parties duly represented have signed this Agreement in two (2) original copies

FOR ALCATEL

/s/

FOR SUPPLIER

/s/

                                    EXHIBIT 1

EXHIBIT 1A - SOLE SOURCE (*) OR SUBMARINE (**)
ALCATEL CODE            A. OPTRONICS PN            FAMILY        DESCRIPTION    CURRENCY  2003 PRICE    NOTE
1AB091420004            3CN00077AA               A 1901 OFA           [*]           EUR     [*]          (*)
1AB165030005            3CN00365AA               A 1926 OFA           [*]           EUR     [*]          (*)
155-2659-0xx            FBG-xxx-R95-S0.15-AO1    A 1901 RBF           [*]           USD     [*]          (*)
1AB175880001            3CN00395AB               A 1948 MPM           [*]           EUR     [*]          (*)
1AB1700470              3CN00488XX               A 1905 LMI           [*]           EUR     [*]          (**)
1AB1515900              3CN00490XX               A 1905 LMI           [*]           EUR     [*]          (**)
1AB156030002            3CN00366AA               A 1901 OFA           [*]           EUR     [*]          (**)
1AB156030001            3CN00363AA               A 1901 OFA           [*]           EUR     [*]          (**)
1AB169210001            3CN00476AA               A 1901 OFA           [*]           EUR     [*]          (**)
1AB186310001            3CN00670AB               A 1901 OFA           [*]           EUR     [*]          (**)
1AB170480003            3CN00537AA               A 1901 OFA           [*]           EUR     [*]          (**)
1AB162580003            3CN00352TB               A 1948 FBG           [*]           EUR     [*]          (**)
29 CLS 0000 8AAC        3CN00067AA               A 1948 PLM           [*]           EUR     [*]          (**)
1AB144310003            3CN00207BD               A 1948 PLI           [*]           EUR     [*]          (**)
EXHIBIT 1B
1AB071630007            3CN00431KW               A 1915 LMI           [*]           EUR     [*]
1AB091410001            3CN00001AA               A 1901 OFA           [*]           EUR     [*]
1AB091420001            3CN00001AB               A 1901 OFA           [*]           EUR     [*]
1AB091420003            3CN00066AA               A 1901 OFA           [*]           EUR     [*]
1AB1390900X             3CN00149XX               A 1916 LMM           [*]           EUR     [*]
1AB1391000X             3CN00397XX               A 1916 LMM           [*]           EUR     [*]
1AB141790001            3CN00294AA               A 1925 OFA           [*]           EUR     [*]
1AB144310001            3CN 00207 FC             A 1948 PLI           [*]           EUR     [*]
1AB144310004            3CN 00207 FT             A 1948 PLI           [*]           EUR     [*]
1AB157300001            3CN 00328 AB             A 1926 SDH           [*]           USD     [*]
1AB157320003            3CN 00336 BB             A 1926 SDH           [*]           USD     [*]
1AB157320005            3CN 00336 DM             A 1926 SDH           [*]           EUR     [*]
1AB157320010            3CN00582AM               A 1926 SDH           [*]           EUR     [*]
1AB165030001            3CN 00364 AA             A 1926 OFA           [*]           EUR     [*]
1AB165030002            3CN00402AB               A 1936 OFA           [*]           EUR     [*]
1AB165030006            3CN00604AA               A 1901 0AM           [*]           EUR     [*]
1AB165030007            3CN00605AA               A 1901 0AM           [*]           EUR     [*]
1AB165570003            3CN00390AA               A 1906 OFA           [*]           EUR     [*]
1AB165570004            3CN00389AA               A 1906 OFA           [*]           EUR     [*]
1AB165570005            3CN00391AA               A 1906 OFA           [*]           EUR     [*]
1AB1660900xx            3CN00505XX               A 1901 RBF           [*]           EUR     [*]
1AB1714300xx            3CN 00624 XX             A 1926 SDH           [*]           EUR     [*]
1AB174720001            3CN00465AA               A 1907 OFA           [*]           EUR     [*]
1AB18212000X            3CN00744XX               A 1926 SDH           [*]           EUR     [*]
1AB186390001            3CN00392AA               A 1907 OFA           [*]           EUR     [*]
999197619               3CN00638XX               A 1965 SDH           [*]           EUR     [*]
999197742               3CN00593AA               A 1901 0AM           [*]           EUR     [*]
999197743               3CN00594AA               A 1901 0AM           [*]           EUR     [*]
1AB146670001            3CN00299KW               A 1915 LMI           [*]           EUR     [*]
1AB157300002            3CN00328AM               A 1926 SDH           [*]           EUR     [*]
999...                  3CN00532AA               A 1964 TRX           [*]           EUR     [*]
3AL79498XXXX            3CN00625XX               A 1964 SDH           [*]           EUR     [*]
3AL79515AA              3CN00626AA               A 1964 SDH           [*]           EUR     [*]
487166267               3CN00573AA               A 1964 SDH           [*]           EUR     [*]
487166269               3CN00574AA               A 1964 SDH           [*]           EUR     [*]
487166268               3CN00755AA               A 1964 SDH           [*]           EUR     [*]
487156949               3CN00756AA               A 1964 SDH           [*]           EUR     [*]
999197804               3CN00652AX               A 1964 MRX           [*]           EUR     [*]
999...                  TBD                      A 1915 LMM           [*]           EUR     [*]
99919782X               3CN0079OXX               A 1935 TLS           [*]           EUR     [*]
999197750               3CN00702AG               A 1921 OAC           [*]           EUR     [*]
999197802               3CN00703AG               A 1926 OAC           [*]           EUR     [*]
999...                  3CN00704AG               A 1926 OAC           [*]           EUR     [*]
1AB189320001-24         3CN00746AX               A 1908 AWC           [*]           EUR     [*]
1AB189330001-12         3CN00747AX               A 1910 AWC           [*]           EUR     [*]
1AB189350001-12         3CN00748AX               A 1912 AWC           [*]           EUR     [*]
1AB1417100X             3CN00643XX               A 1905 LMI           [*]           EUR     [*]
1AB146670004            3CN00299LW               A 1915 LMI           [*]           USD     [*]
1AB159410001            3CN00321AB               A 1915 LMM           [*]           USD     [*]
1AB1639400xx            3CN00410XX               A 1905 LMI           [*]           USD     [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1 C DCM
1AB151690008            [*]                                                     EUR     [*]
1AB151690009            [*]                                                     EUR     [*]
1AB151690010            [*]                                                     EUR     [*]
1AB161690011            [*]                                                     EUR     [*]
1AB161690012            [*]                                                     EUR     [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT 2

                            FRAME PURCHASE AGREEMENT

  [See Exhibit 10.8 to the Quarterly Report on Form 10-Q for the period ending
                              September 30, 2003.]